Exhibit 10.46

EMPLOYMENT AGREEMENT

THIS AGREEMENT made effective the 1st day of October, 2002.

BETWEEN:

VOICE MOBILITY INTERNATIONAL, INC., a company incorporated under the laws of Nevada. having its head office at Suite 180, 13777 Commerce Parkway, Richmond, B.C. V6V 2X3

(the "Company")

AND:

MARCO PACELLI

Having the Address Appearing With His Signature Below;

(the "Employee")

WHEREAS the Company would like to engage the Employee as an employee of the Company, and the Employee would like to be engaged by the Company as an employee, on the terms and conditions contained herein;

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

1. Definitions

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

(a) "Affiliate" means any person or entity controlled by, controlling or under common control with the Company. For the purposes of this definition, the term "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether as an officer or director, through the ownership of voting securities, by contract or otherwise. The term Affiliate of the Company specifically includes:

(i) any subsidiary or parent of the Company;

(ii) any company or enterprise, individuals or their successors, any subsidiary or parent of any of them or of the Company which owns, directly or indirectly, more than 10% of the voting securities or any similar indicia of ownership.

(b) "Board" means the Board of Directors of the Company in place from time to time.

(c) "Business" or "Business of the Company" means:

(i) unified communications and enhanced messaging software for enterprises, as such business grows and evolves during the Term of this Agreement; and

(ii) any other material business carried on from time to time by the Company or any Affiliate of the Company.

(d) "Cause" includes, without limitation, the following:

(i) the Employee's failure in bad faith or refusal to faithfully or diligently perform his or her Duties or meet his or her obligations under this Agreement, including any breach of any term of this Agreement;

(ii) the Employee's failure or refusal to comply in good faith with the instructions given by his or her Superior from time to time;

(iii) the Employee's failure or refusal to comply with the Policies established by the Company from time to time;

(iv) the Employee's commission of any act of gross negligence or gross incompetence in the conduct of his or her Duties, or in the performance of his or her obligations under this Agreement;

(v) the Employee's fraud, dishonesty or other wilful misconduct, including, without limitation, the Employee being:

(A) convicted of a criminal offence involving fraud or dishonesty; or

(B) sanctioned by a corporate registry, stock exchange, securities commission or other similar regulatory organization in respect of a breach of corporate, commercial or securities rules, policies, laws or regulations; or

(vi) if, in the opinion of the Company, the Employee's use of alcohol or drugs impairs his or her ability to carry out his or her Duties, or to meet his or her obligations under this Agreement.

(e) "Change of control" means:

(i) a person other than the current control person or persons of the Company (as that term is defined in the Securities Act (British Columbia)) becomes a control person of the Company; or

(ii) a majority of the directors elected at any annual or special general meeting of shareholders of the Company are not individuals nominated by the Company's then-incumbent board.

(f) "Competitive Business" means any unified communications or voice-mail replacement business or enterprise that competes with the Business of the Company.

(g) "Confidential Information" means information disclosed to the Employee, known by the Employee or developed by the Employee (alone or with others) as a consequence of or through:

(i) his or her position as a director, officer, employee or consultant of the Company or of an Affiliate of the Company; or

(ii) his or her relationship with the Company or an Affiliate of the Company;

which information is not in the public domain and is not generally known in the industry in which the Company or its Affiliates are or may operate, but only to the extent that such information relates to the Business of the Company including, without limitation, information relating to:

(iii) technologies, services and products owned, licensed or developed by or for the Company or its Affiliates,

(iv) Intellectual Property of the Company and its Affiliates,

(v) existing or potential suppliers, customers and strategic partners of the Company and its Affiliates,

(vi) business plans, strategic plans, research and development plans, marketing plans, financing plans, merger and acquisition plans, strategic partnering plans, human resource plans, investor relation plans or other corporate and business plans of any kind whatsoever of the Company and of its Affiliates,

(vii) revenue models, pricing strategies, billing methods of the Company and of its Affiliates, and

(viii) directors, officers, employees, consultants and professional advisors of the Company and of its Affiliates.

(h) "Constructive Dismissal" means the termination of the Employee without Cause which shall mean:

(i) a material adverse change in the Duties of the Employee, imposed unilaterally by the Employee's Superior, such that the Employee's level of seniority with the Company is materially diminished without Cause; or

(ii) a reduction in the then current Salary paid to the Employee by the Company without Causea material reduction in the Benefits received by, or the Commissions which may be earned by, the Employee from the Company without Cause, which continues for a period of greater than 12 months; or

(iii) a request by the Company that the employee relocate to another of the Company's offices, without the agreement thereto by the employee.

(i) "Intellectual Property" is used in its broadest sense and means and includes any statutory, common law, equitable, contractual or proprietary interest, recognized currently or at any time during the Term, in knowledge received or transmitted through investigation, observation, experience, study, instruction, discovery, creation, improvement, or publication, regardless of the form or medium in which the knowledge is embodied and whether or not patentable or copyrightable in respect of the Intellectual Property. The term Intellectual Property includes the following:

(i) knowledge and its embodiments including:

(A) technical information, including meeting and collaboration notes, contents of laboratory notebooks, data, formulae, drawings, diagrams, blueprints, know-how, concepts, processes, product plans, service plans, computer software, flowcharts, specifications, design documents, and models; and

(B) business information including data, databases, business models, market research and forecasts; and customer lists;

(ii) interests currently recognized including rights of confidence in information, ideas, concepts and know-how, patent rights in inventions, copyrights in artistic, literary, dramatic, musical, and neighbouring works, design rights in designs, and trademark rights in reputations, marks and domain names;

(iii) copyrightable works of authorship including, without limitation, any technical descriptions for products, user guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials; and

(iv) all trademarks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand names, industrial designs and all other industrial or intellectual property and all applications therefore and all goodwill connected therewith, including, without limitation, all licenses, registered user agreements and all like rights of any kind whatsoever, that may be developed, owned or licensed by the Company or any Affiliate of the Company or otherwise relating to the business of the Company or any other business in which the Company or any Affiliate of the Company may become engaged.

(j) "Permanent Disability" means:

(i) the total inability of the Employee to perform his or her Duties or meet his or her obligations under this Agreement for a period of 60 consecutive days, as certified by a physician chosen by the Company; or

(ii) the Employee becomes entitled to:

(A) disability retirement benefits under the Canada Pension Plan; or

(B) recover benefits under any long term disability plan or policy maintained by the Company or by the Employee personally.

(k) "Policies" means all of the rules, policies, standards, procedures, guidelines and employment manuals of the Company and of its Affiliates in place from time to time including, without limitation, sexual and other harassment policies, black-out and insider trading policies;

(l) "Third Party Confidential Information" means Confidential Information that has been disclosed to the Company or an Affiliate of the Company by a third party and that the Company or such Affiliate of the Company is obligated to treat as confidential.

(m) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital stock of the Company.

(n) "Superior" means the employee of the Company to whom the Employee reports and who serves as the Employee's supervisor, or

(i) if there is no such person; or

(ii) if there is one or more persons in that role; or

(iii) if that person cannot be clearly identified because of overlapping responsibilities or because of other circumstances;

then it is the President of the Company, unless the Employee is:

(iv) the President of the Company; or

(v) the Employee is in a position which is clearly senior to the President of the Company; or

(vi) it is not clear if the Employee holds a position which is senior to the President of the Company;

then the Superior is the Board of the Company and, in any other situation where the issue is in doubt, then the Superior is the Board of the Company.

2. Scope of Employment

2.1 Position and Title. The Company hereby engages the Employee as a bona fide full-time employee of the Company. The Employee hereby agrees to such engagement. The Employee will have such titles as may be determined from time to time by the Employee's Superior. The Employee's initial title will be Executive Vice-President, Sales.

2.2 Duties of the Employee. The Company and the Employee will work together in good faith to determine, within a period of 45 days, the duties ("Duties") the Employee is to fulfill. Upon doing so, the Duties will be added as Schedule "A" to this Agreement. The Employee hereby agrees to fulfill the Duties specified. The Company and the Employee agree that the Duties may be replaced, amended, superseded or supplemented from time to time by the Employee's Superior, provided that the Superior is acting in good faith and in the best interests of the Company in making such changes and provided material changes are acceptable to the Employee, acting reasonably.

2.3 Reporting and Oversight Responsibility. The Employee will report to and take instructions and directions from the person (or Board if such should be the case) serving, from time to time, as his or her Superior. The Employee's initial Superior will be the Chief Executive Officer of the Company being, at the time this Agreement is signed, Randy Buchamer.

2.4 Commitment of the Employee. During the Employee's employment, the Employee will devote his or her full time and attention during normal business hours to the business and affairs of the Company, and will use his or her best efforts to promote the best interests of the Company. In carrying out his or her Duties, the Employee will use his or her full abilities, knowledge, expertise, technical skill and ingenuity, among other things, to meet this standard. In addition, the Employee will carry out his or her Duties honestly, in good faith and in the best interests of the Company.

2.5 Right to Use Employee's Name and Likeness. While this Agreement is in effect, the Company shall have the right to use the Employee's name, likeness and/or biography to advise, advertise or publicize the Employee's engagement by the Company. Any such publication shall be with the Employee's prior approval, which shall not be unreasonably withheld or delayed.

2.6 Working Facilities. The Employee shall perform the Duties out of an office at his home address. The Company shall furnish the Employee with all necessary equipment to operate from a home office.

2.7 Change of Control. In the event of a Change of Control of the Company, the Employee shall continue to serve the Company in the same capacity and have the same authority, responsibilities and status as the Employee had as of the date immediately prior to the change of control.

3. Salary, Commissions and Benefits

3.1 Salary. The Company will pay to the Employee an annual base salary (the "Salary") of US$200,000, exclusive of Commissions and Benefits. The Salary will be payable in equal semi-monthly instalments of US$8,333.33 on the first and fifteenth day of each month, commencing on the 15th day of October, 2002. Should the first or fifteenth day of any month not be a business day, the Salary instalment due on such date will be paid to the Employee on the immediately preceding business day.

3.2 Annual Salary Review. The Employee's Salary will be reviewed by his or her Superior, the Board or the compensation committee of the Board, as applicable pursuant to Company Policy, annually within 120 days of the end of each fiscal year. In the event of an increase in Salary, the Employee will be notified by his or her Superior of the amount of the increase in Salary and the date the increase becomes or became effective. Salary increases will be subject to the following terms:

(a) any Salary increases will be solely in the discretion of the Company; and

(b) other than as otherwise provided for herein, in no case will the Employee's Salary be less than that in the fiscal year most recently ended.

3.3 Sales Commission. The Company will pay to the Employee those sales commissions (the "Commissions") earned by the Employee as set forth on Schedule "B" hereto.

3.4 Annual Commission Entitlement Review. The Commissions which the Employee may be able to earn and the milestones, if any, to be met by the Employee in order to earn that Commission, will be reviewed by his or her Superior, the Board or the compensation committee of the Board, as applicable pursuant to Company Policy, annually within 60 days of the end of each fiscal year. In the event of an increase in Commissions that the Employee may be able to earn or change in milestones to be met in order to earn that Commission, the Employee will be notified by his or her Superior of those particulars. In no case will the Employee's Commission entitlement and milestones be less favourable to the Employee than that in the fiscal year most recently ended.

3.5 Reimbursement of Expenses. The Company will reimburse the Employee for all expenses incurred by the Employee in the performance of his or her Duties, and provided that the Employee provides his or her Superior with a written expense account, in a form satisfactory to the Employee's Superior.

3.6 Health Insurance. The Company shall provide the Employee and family with group accident, medical, dental and hospital insurance coverage ("Insurance") in accordance with the Policies of the Company in effect from time to time and, to the extent permissible by law, the Company shall extend medical and health insurance coverage to the Employee's spouse and child dependents.

3.7 Vacation Entitlement. The Employee shall be entitled to 20 days paid vacation ("Vacation") during each full fiscal year of employment (pro-rated for any partial fiscal years during which the Employee is employed). In addition, the Employee shall be entitled to paid statutory holidays and the number of paid holidays ("Holidays") provided for under the Policies of the Company in place from time to time. Any Vacation which is unused during the fiscal year in which it has been earned shall, at Employee's discretion, either be rolled over to the next fiscal year or paid to the Employee within 60 days of the end of each fiscal year.

3.8 Stock Options. The Company will grant to the Employee, as soon as is practical but in no event later than 30 days from the date of this Agreement, a stock option (the "Stock Option") entitling the Employee to acquire Shares of the Company. The:

(a) Stock Option will be subject to the terms and conditions of the Company's Stock Option Plan in place as of the time the Stock Option is granted. A copy of the Company's current Stock Option Plan is attached hereto as Schedule "D";

(b) Stock Option will entitle the Employee to purchase up to 500,000 common shares of the Company for a period of two years at market price at the time of the grant, with the Stock Options vesting on the milestones set out on Schedule "C" hereto; and

(c) Stock Option will otherwise be subject to the requirements of any stock exchange, securities commission or other similar regulatory body having jurisdiction.

By signing a Stock Option agreement with the Company or by accepting delivery of a Stock Option certificate from the Company, the Employee will have indicated his or her agreement with the terms and conditions attached thereto. In the event that the Employee does not sign the Stock Option agreement or accept delivery of the Stock Option certificate, the obligation on the Company to grant the Stock Option hereunder will terminate.

3.9 Other Benefits. In addition to the Insurance, Vacation, Holidays and Stock Options referred to in this Agreement, the Employee shall be entitled to participate in any other employee benefits which the Company may from time to time provide to its key employees. The Insurance, Vacation, Holidays, Stock Options and other benefits are collectively referred to in this Agreement as the "Benefits".

3.10 Deductions and Remittances. The Company shall be entitled to deduct and retain from the Salary, Commissions and Benefits due to the Employee, and remit to the required governmental authority, any amount that it may be required by law or regulation to deduct, retain and remit including, without limitation, , Workers' Compensation and deductions and remittances.

4. Term and Termination

4.1 Term. The Employee's employment will be for a term (the "Term") of two years, commencing on the 1st day of October, 2002 and terminating on the 30th day of September, 2004. The Company may renew this Agreement for an additional Terms of one year each by providing advance written notice to the Employee not less than 90 days prior to the expiry of the current Term.

4.2 Employee's Right to Terminate for any Reason. The Employee may terminate this Agreement and his or her employment for any reason:

(a) at any time upon providing 90 days advance notice in writing to the Company; or

(b) upon a material breach or default of any term of this Agreement by the Company, but only if the Employee has first given written notice of such breach or default to the Company and the Company has failed to rectify the breach or default within a period of 30 days following receipt of such notice.

Termination will be effective on the ninetieth (90th) day following the date of the notice. However, the Company may at the Company's election, request that the Employee discontinue rendering services to the Company on any day after receipt of such notice. All obligations of the Company to the Employee hereunder, whether obligations to pay Salary, provide Benefits or pay Commissions, among other things, shall immediately terminate and cease as of the date of the termination of the Employee's employment. The Company shall only be obliged to pay the Salary, and any Commissions earned and accrued but not paid, due up to the date of termination, with such payment to be made within 30 days of the date of termination. The right to any Commissions partially earned but not yet payable as of the date of termination shall terminate as of the date of termination and such payment will be prorated through the date of termination. The right to any Benefits shall terminate as of the date of termination and the Company shall have no obligation to pay cash in lieu of those Benefits other than as may be required by law. The Company shall be entitled to require the Employee to vacate the Company's premises on the date of termination and the Company shall be further entitled to terminate all access of the Employee to the Company's premises and property as of that date.

4.3 Company's Right to Terminate for Cause. The Company may terminate this Agreement and the Employee's employment for Cause at any time on written notice to the Employee. The date of termination will be the date specified in the written notice and may be, in the sole discretion of the Company, the same day the notice is given to the Employee, or such later date as the Company may decide. Upon doing so, all obligations of the Company to the Employee hereunder, whether obligations to pay Salary, provide Benefits or pay Commissions, among other things, shall immediately terminate and cease as of the date of the termination of the Employee's employment. The Company shall only be obliged to pay the Salary, and any Commissions earned and accrued but not paid, due up to the date of termination, with such payment to be made within 30 days of the date of termination. The right to any Commissions partially earned but not yet payable as of the date of termination shall terminate as of the date of termination and such payment will be prorated through the date of termination. The right to any Benefits shall terminate as of the date of termination and the Company shall have no obligation to pay cash in lieu of those Benefits other than as may be required by law. The Company shall be entitled to require the Employee to vacate the Company's premises on the date of termination and the Company shall be further entitled to terminate all access of the Employee to the Company's premises and property as of that date.

4.4 Company's Right to Terminate without Cause. The Company may terminate the employment of the Employee without Cause at any time on 90 days prior written notice. The date of termination will be the date specified in the written notice and must be a date which is not earlier than the required notice period. Upon doing so, all obligations of the Company to the Employee hereunder, whether obligations to pay Salary, provide Benefits or pay Commissions, among other things, shall terminate and cease as of the date of the termination of the Employee's employment. The Company shall only be obliged to pay the Salary, and any Commissions earned and accrued but not paid, due up to the date of termination, with such payment to be made in semi-monthly equal instalments over the period from the time the notice was delivered until the date of termination. The right to any Commissions partially earned but not yet payable as of the date of termination shall terminate as of the date of termination and such payment will be prorated through the date of termination. The right to any Benefits shall terminate as of the date of termination and the Company shall have no obligation to pay cash in lieu of those Benefits other than as may be required by law. The Company shall be entitled to require the Employee to vacate the Company's premises on the date the notice is given to the Employee, and the Company shall be further entitled to terminate all access of the Employee to the Company's premises and property as of that date.

4.5 Severance. If the Employee's employment is terminated without Cause, the Company will pay to the Employee, in equal monthly installments, each equal to one month's Salary, commencing on that last day of the month in which the notice is given and continuing until paid out, in lieu of notice, an amount (the "Severance") equal to six month's Salary. This Severance will be in full and final settlement of any and all claims of any kind whatsoever that the Employee may have against the Company for Salary, Commissions, Benefits or for damages of any kind whatsoever including, without limitation, for wrongful dismissal. In the event of the Death or Disability of the Employee or the Employee is found to have been Constructively Dismissed, the only Severance (which includes damages as provided for above) that the Employee will be entitled to is as provided for in this section. If the Employee's employment is terminated for Cause, the Employee shall not be entitled to any Severance.

4.6 Release. The Employee acknowledges that the terms of termination and Severance provided for in this section 4 are fair and reasonable and agrees that on the termination of his or her employment and this Agreement by the Company or by the Employee as provided for in this section 4, the Employee will have no action, cause of action, claim or demand of any kind whatsoever against the Company, its Affiliates or any of their respective directors, officers, employees or agents of the Company as a consequence of such termination. The Employee hereby releases and discharges the Company, its Affiliates and their respective directors, officers, employees and agents from any liability other than the obligations of the Company under this Agreement.

4.7 Return of Property. On termination of this Agreement for any reason, the Employee shall immediately return to the Company all property used by the Employee in the performance of the Employee's Duties and all other property belonging to the Company of an Affiliate in the Employee's possession or control including, without limitation, all Confidential Information. The Company shall be entitled to withhold and set-off against any payment of any kind whatsoever due to the Employee until such property has been returned.

5. Confidential Information

5.1 Prior Confidential Information. The Employee represents and warrants to the Company that he or she is not, and he or she covenants and agrees that he or she will not, use or bring to the Company any confidential information of any kind whatsoever of any prior party (the "Prior Business") with whom the Employee was previously involved, whether such involvement was as an employee, director or officer of that Prior Business, an investor in that Prior Business, a partner in that Prior Business, a consultant to that Prior Business or other relationship to that Prior Business (the "Prior Involvement"). The Company and the Employee acknowledge and agree that the Company is not employing the Employee to obtain such confidential information and the Employee acknowledges that the Company has advised the Employee to comply with any legal obligations the Employee may have to such Prior Business and the Employee covenants and agrees to hold the Company harmless from any and all claims and damages of any kind whatsoever that the Company may suffer as a result of the Employee breaching its obligations to such Prior Business in that regard.

5.2 Confidentiality. All Confidential Information including, without limitation, those which were discovered or developed by the Employee or discovered or developed by others and used by or disclosed to the Employee in the course of his or her employment will, during the Term of this Agreement and for a period of two years thereafter, be held by the Employee in a fiduciary capacity for the Company, in the strictest confidence, and will be used by the Employee solely for the benefit of the Company and its Affiliates, and will not be used by the Employee, directly or indirectly, for any purpose other than for the benefit of the Company and its Affiliates, nor will the Employee divulge or communicate, directly or indirectly, such verbally, in writing or otherwise to any party. Nothing in the scope of the Employee's Duties will require or permit the Employee to divulge or communicate, directly or indirectly, Confidential Information to parties outside of the Company. In the event that the Employee feels that it is necessary to do so, he or she will first seek the permission of his or her Superior and, if required by his or her Superior to do so, have such outside party first sign a non-disclosure agreement in a form required by the Company. Please include an exception in the event Employee is compelled to reveal any information to a governmental entity as a result of a subpoena or judicial process.

5.3 Copying and Delivery of Records. All Confidential Information copied or reproduced and any further copies, reproductions or facsimiles thereof shall be and remain the property of the Company. The Employee will promptly return to the Company all written information, disks, tapes, memory devices and all copies of any of them which contain Confidential Information forthwith upon the Company's request, at any time, to do so. Upon the termination of this Agreement and his or her employment with the Company, the Employee shall immediately return to the Company all Confidential Information in Employee's possession whether prepared by the Employee or others.

5.4 Obligations of the Employee. The Employee shall provide all reasonable assistance to the Company to protect the confidentiality of any such Confidential Information that the Employee may have directly or indirectly disclosed, published or made available to third parties in breach of this Agreement. The Employee shall take all reasonable steps requested by the Company to prevent the recurrence of such unauthorized access, use, possession or knowledge. If, at any time, the Employee becomes aware of any unauthorized access, use, possession or knowledge of any Confidential Information by any third party, the Employee shall immediately notify the Company.

6. Intellectual Property

6.1 Prior Intellectual Property. The Employee represents and warrants to the Company that he or she is not, and he or she covenants and agrees that he or she will not, use or bring to the Company any intellectual property of any kind whatsoever of any Prior Business with whom the Employee had a Prior Involvement. The Company and the Employee acknowledge and agree that the Company is not employing the Employee to obtain such intellectual property and the Employee acknowledges that the Company has advised the Employee to comply with any legal obligations the Employee may have to such Prior Business and the Employee covenants and agrees to hold the Company harmless from any and all claims and damages of any kind whatsoever that the Company may suffer as a result of the Employee breaching its obligations to such Prior Business in that regard.

6.2 Assignment of Intellectual Property. The Employee acknowledges and agrees that any Intellectual Property prepared, produced, developed, or acquired at the Employee's direction or by the Employee, whether or not conceived or made during normal working hours and whether or not the Employee is specifically instructed to make or develop the same which:

(a) may be reasonably expected to be used in a product or service of the Company or an Affiliate of the Company, or a product or service similar to a product or service of the Company or an Affiliate of the Company;

(b) results from work that the Employee has been assigned as part of the Employee's duties as an employee of the Company;

(c) is in an area of technology which is the same or substantially related to the areas of technology with which the Employee is involved in the performance of the Employee's duties for the Company; or

(d) is useful, or which the Company reasonably expects may be useful, in any service or manufacturing or product design process of the Company or an Affiliate of the Company and all patent rights and copyrights to such Intellectual Property, if any, will be the property of the Company, and the Employee hereby irrevocably assigns to the Company all of the Employee's rights to all Intellectual Property.

If the Employee conceives of any ideas, including but not limited to any Intellectual Property ("Ideas") during the term of this Agreement for which there is a reasonable basis to believe that the Ideas are Intellectual Property or may be Intellectual Property, the Employee will promptly provide a written description of the conceived Ideas to the Company to allow evaluation and a determination by the Company as to whether the Ideas are Intellectual Property. Both before and after any termination of this Agreement, at the request of the Company, the Employee will promptly execute and deliver to the Company, at the cost of the Company, such further documents and assurances and take such further actions as the Company may from time to time request in order to more effectively assign to the Company all the rights of the Employee to all Intellectual Property. Without limiting the generality of the foregoing, the Employee will assist the Company, at the cost of the Company, to obtain for its benefit, patents for the Intellectual Property in any and all countries and will provide such assistance as the Company may request in any legal or other proceeding relating to any Intellectual Property. If such assistance is required after any termination of this Agreement, the Company will pay to the Employee reasonable compensation for the Employee's time.

6.3 Works for Hire. The Employee agrees that any Intellectual Property created by the Employee in the course of the Employee's duties as an employee of the Company are subject to Section 13(3) of the Copyright Act (Canada) and to the "work for hire" provisions of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Intellectual Property which has been or will be prepared by the Employee within the scope of the Employee's employment with the Company will be the property of the Company. The Employee acknowledges and agrees that, to the extent the provisions of the Copyright Act (Canada) or the copyright laws of the United States do not vest in the Company the copyrights to any Intellectual Property, the Employee hereby irrevocably assigns to the Company all right, title and interest to copyrights which the Employee may have in any Intellectual Property. The Employee will disclose to the Company all Intellectual Property, will execute and deliver all applications, registrations and documents relating to the copyrights in the Intellectual Property and will provide assistance to secure the Company's title to the copyrights in the Intellectual Property. The Company will be responsible for all expenses incurred in connection with the registration of all copyrights. The Employee hereby waives any moral rights which the Employee may have under the Copyright Act (Canada) or similar legislation anywhere in the world or otherwise with respect to the Intellectual Property.

7. Non-Competition

7.1 Prior Non-Competition Obligations. The Employee represents and warrants to the Company that he or she is not subject to any non-competition obligations to a Prior Business that would prevent him or her from carrying out his or her Duties in complete compliance with the terms and conditions of this Agreement. The Company and the Employee acknowledge and agree that the Company is not employing the Employee to cause the Employee to breach such non-competition provisions and the Employee acknowledges that the Company has advised the Employee to comply with any legal obligations the Employee may have to such Prior Business.

7.2 No Personal Benefit. The Employee will not receive or accept for his of her own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person, firm or company having or proposing to have one or more business transactions with the Company or with an Affiliate.

7.3 No Direct or Indirect Competition. Other than for the benefit of the Company and its Affiliates in the course of his or her Duties, during the Term of this Agreement and for a period of 12 months after the termination of this Agreement and the employment of the Employee, the Employee will not compete with the Business of the Company in North America without the written consent of the Company. This means the Employee will not individually or in partnership or conjunction with any other person or persons, firm or corporation as employee, principal, officer, agent, shareholder or in any other manner whatsoever directly or indirectly carry on or be engaged or concerned with or interested in or advise or act as consultant for, lend money to, guarantee the debts or obligations of, or otherwise provide financial assistance for any person, firm, company or business engaged in a Competitive Business.

7.4 No Solicitation of Customers or Suppliers. Other than for the benefit of the Company and its Affiliates in the course of his or her Duties, during the Term of this Agreement and for a period of 12 months after the termination of this Agreement, the Employee will not, either directly or indirectly and either alone or with others, canvass or solicit orders for any product or service or both which is or has been researched, developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company or an Affiliate from any person, firm or company which has been at any time within the previous two year period a customer or supplier of the Company or an Affiliate, or a prospective customer or supplier of the Company or an Affiliate with which the Employee is or was actively concerned during his or her employment.

7.5 No Solicitation of Employees. Other than for the benefit of the Company and its Affiliates in the course of his or her Duties, during the Term of this Agreement and for a period of 12 months after the termination of this Agreement, the Employee shall not, either directly or indirectly and either alone or with others canvass or solicit any person who is a director, officer, employee or consultant of the Company or of an Affiliate to leave or terminate such employment or engagement for the purpose of establishing a Competitive Business.

8. Remedies

8.1 Defences of the Employee. The existence of any claim, demand, action or cause of action by the Employee against the Company or any Affiliate of the Company, whether based on this Agreement or otherwise, will not constitute a defence to the enforcement by the Company of any of its rights under this Agreement.

8.2 Injunctive Relief. The parties to this Agreement recognize that a breach by the Employee of any of the covenants contained herein may result in damages to the Company and its Affiliates and that the Company and its Affiliates would not be adequately compensated for by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all the remedies available to the Company or to its Affiliates at law or in equity, the Company and its Affiliates shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way or restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

8.3 Remedies not Exclusive. The remedies provided to the Company and its Affiliates and to the Employee under this Agreement are cumulative and not exclusive to each other, and no such remedy will be deemed or construed to affect any right to which the Company or its Affiliates or the Employee are entitled to seek at law, in equity or by statute.

8.4 Arbitration. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

8.5 Assistance in Litigation. The Employee shall, upon reasonable notice from the Company or an Affiliate, furnish such information and proper assistance to the Company and its Affiliates as may reasonably be required by the Company or an Affiliate in connection with any litigation in which it or any of its Affiliates is or may be a party both during and for two years after termination of this Agreement.

8.6 Covenants Reasonable. The Employee confirms that the provisions in this Agreement are reasonable and valid based upon the businesses which are carried on by the Company and its Affiliates and based on the fiduciary and sensitive position the Employee will occupy with the Company or with an Affiliate. The Employee further acknowledges that any covenant contained in this Agreement may be enforced by injunction issued in any court having jurisdiction, and by the award of damages and any other relief allowed by law.

9. General

9.1 Severability. If any provision of this Agreement or any part of any provision (the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

9.2 Amendments. No amendment, change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

9.3 Assignment. This Agreement is not assignable by the Employee in whole or in part without the prior written consent of the Company. Any attempt by the Employee to assign any of the rights or to delegate any of the duties or obligations under this Agreement without such prior written consent is void. This would allow the Company to change your employer to an Affiliate of the Company.

9.4 Gender and Number. Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and word importing firms and corporations will include individuals.

9.5 Currency. Unless otherwise specified herein, all references to currency are to U.S. dollars.

9.6 Enurement. Subject to the restrictions on assignment contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

9.7 Governing Law and Attornment. This Agreement will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable in British Columbia. The parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient form.

9.8 Entire Agreement. This Agreement and any documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement. No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

9.9 Waiver. No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

9.10 Further Assurances. Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

9.11 Acknowledgement of Receipt. Each of the parties acknowledges receiving an executed copy of this Agreement.

9.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

9.13 Notice. Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing same to the parties as follows:

(a) To the Company at:

Suite 180, 13777 Commerce Parkway
Richmond, B.C.
V6V 2X3

Attention: Randy Buchamer

Fax No: 604-232-5169

(b) To the Employee at the contact information provided below.

Marco G. Pacelli
4885 La Floresta, Del Mar, CA 92014, 858-509-4880

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Any party may change its fax number or address for service from time to time by written notice in accordance with this section. The Company may give any written notice to the Employee by hand delivery to the Employee at his or her place of business, and the Employee may give notice to the Company by hand delivery to his or her Superior at his or her place of business.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the date first above written.
SIGNED, SEALED AND DELIVERED BY VOICE MOBILITY INTERNATIONAL, INC. per: /s/ Randy Buchamer Authorized Signatory Name of Signatory: Randy Buchamer Title of Signatory: Chief Executive Officer
Full Name of Employee:		MARCO PACELLI
Full Address of Employee (including postal code):		4885 La Floresta Avenue
Del Mar, CA USA 92014
Home Email:	mpacelli@adelphia.net	Home Phone:	858-509-4880
SIGNED, SEALED AND DELIVERED by the Employee: /s/ Marco Pacelli		Home Fax:	858-523-9405

Signature of Employee

SCHEDULE A

Duties and Responsibilities of Employee

The Duties of the Employee are as follows ● [to be developed by the Company and Marco within 45 days and inserted here] :

  ●

  ●

  ●

  ●

  ●

  ●

  ●

  ●

  and such other duties as are incidental to the foregoing, or are necessary for the Employee to meet his or her obligations under the terms of the Agreement; and

  to otherwise follow the directions and instructions of the Employee's Superior as that person may be from time to time and who was, on the date this Agreement was entered into, Randy Buchamer.

Once the duties are settled, Schedule A is to be attached and the parties are to initial below:

Voice Mobility International, Inc.

Per:

/s/ Randy Buchamer
Randy Buchamer

/s/ Marco Pacelli
Marco Pacelli

SCHEDULE B

Calculation of Commissions

The Employee shall be entitled to Commissions determined in accordance with the following parameters attached to the following milestones:

  the Employee will receive a Commission equal to a percentage of gross sales achieved by the Employee as follows:

      4.0% of the first US$5.0M in sales (US$200,000);

      5.0% of the next US$2.5M in sales (US$125,000); and

      6.0% of the any sales over US$7.5M.

  the Commissions will be for the sales booked in the first year of the contract only; and

  the Commissions will be paid from cash flow in accordance with paragraph 3.3 of the Agreement, and will only be payable to the extent that the Company actually receives payment from the customer.

SCHEDULE C

Milestones for Vesting of Stock Options

The Stock Option will vest in the Employee in accordance with the following milestones:

  180,000 Shares of the Stock Option will vest upon the Company having attained cumulative gross revenue of US$5.0M or following 2 years (at a rate of 25% at the end of each six month period) of employment commencing from the date of the Agreement, whichever occurs first.

  160,000 Shares of the Stock Option will vest upon the Employee having secured for the Company a reseller/OEM cooperative (binding) agreement with a global reseller or other OEM candidate mutually agreed upon by the Company and the Employee, that the Company is able to issue a press release in respect of, or following 2 years (at a rate of 25% at the end of each six month period) of employment commencing from the date of the Agreement, whichever occurs first.

  160,000 Shares of the Stock Option will vest upon the Employee having secured for the Company an international teaming (binding) agreement with Accenture that the Company is able to issue a press release in respect of, or following 2 years (at a rate of 25% at the end of each six month period) of employment commencing from the date of the Agreement, whichever occurs first.

  in the event that some or all of the foregoing milestones are not achieved, the Board of the Company will reserve the right to cause all or a portion of the Stock Option to vest where it is of the view that other milestones of equivalent value to the Company have been achieved.

SCHEDULE "D"

Voice Mobility International, Inc. Stock Option Plan